Exhibit 23


                          Independent Auditor's Consent

We consent to the inclusion of our report dated July 27, 2000 on the consolidated financial statements of First Bancorp of Indiana, Inc. and Subsidiary as of June 30, 2000 and for each of the years in the three-year period then ended in the Registration Statement on Form S-8 (No. 333-36076) filed by First Bancorp of Indiana, Inc. with the United States Securities and Exchange Commission.

/s/ Olive LLP

Evansville, Indiana
September 22, 2000